UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2009

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

1-43	DELAWARE	38-0572515
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On February 17, 2009, General Motors Corporation (“GM”) and the United States Department of the Treasury (the “UST”) entered into a waiver (the “Waiver”) pursuant to which section 7.21 of the Loan and Security Agreement by and between GM and the UST dated as of December 31, 2008 (the “Agreement”) was deleted, which removed the requirement that GM submit certain signed term sheets relating to the Labor Modifications, the VEBA Modifications, and the Bond Exchange, as each term is defined in the Agreement, on or before February 17.

GM and the UST subsequently entered into the Second Post-Closing Matters Letter dated February 19, 2009, which restated and consolidated the Waiver and certain non-material post-closing matters set forth in a Post-Closing Letter between the parties dated as of December 31, 2008. The Second Post-Closing Matters Letter is filed with this Form 8-K as Exhibit 10.1.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 17, 2009, GM borrowed an additional $4.0 billion under the Agreement. The material terms of the Agreement are described in GM’s Form 8-K filed on January 7, 2009 under “Item 1.01 Entry into a Material Definitive Agreement—Loan and Security Agreement” and are incorporated herein by reference. The agreement was filed with GM’s Form 8-K dated January 7, 2009 as Exhibit 10.1.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Post-Closing Matters Letter dated February 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION
(Registrant)

Date: February 23, 2009	By:	/s/ Nick S. Cyprus
Nick S. Cyprus, Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Post-Closing Matters Letter dated February 19, 2009